RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

2,400,000 Shares of 4.75% Series B Cumulative Preferred Stock

UNDERWRITING AGREEMENT

Dated: November 15, 2021

i

EXHIBITS

Exhibit A	– Securities to be Sold
Exhibit B	– Purchase Price of Securities
Exhibit C	– Issuer Free Writing Prospectus
Exhibit D	– Form of Opinion of Fund Counsel
Exhibit E	– Form of Opinion of Adviser Counsel
Exhibit F	– Form of Opinion of Subadviser Counsel
Exhibit G	– Form of Opinion of Maryland Counsel
Exhibit H	– Form of Treasurer’s Certificate

ii

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

2,400,000 Shares of 4.75% Series B Cumulative Preferred Stock

UNDERWRITING AGREEMENT

November 15, 2021

UBS Securities LLC

RBC Capital Markets, LLC

As Representatives of the several Underwriters Listed on Exhibit A hereto, if applicable

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Ladies and Gentlemen:

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., a Maryland corporation (the “Fund”), RiverNorth Capital Management, LLC, a Delaware limited liability company (the “Adviser”) and DoubleLine Capital LP, a Delaware limited partnership (the “Subadviser” and together with the Adviser, the “Advisers”) confirm their respective agreements with UBS Securities LLC (“UBS”), RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Exhibit A hereto, if any (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS and RBC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund of a total of 2,400,000 shares of the Fund’s 4.75% Series B Cumulative Preferred Stock (the “Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Securities set forth in said Exhibit A hereto. The Securities will be authorized by, and subject to the terms and conditions of, the Fund’s Organizational Documents and the Articles Supplementary Establishing and Fixing the Rights and Preferences of Perpetual Preferred Shares dated November 17, 2021 (the “Articles Supplementary”). Certain capitalized terms used in this Agreement are defined in Section 15 hereof.

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Fund has entered into (i) a Management Agreement with the Adviser dated as of August 17, 2016, (ii) a Subadvisory Agreement with the Adviser and Subadviser dated as of September 23, 2016, (iii) a Master Custodian Agreement with State Street Bank and Trust Company dated as of December 6, 2019, (iv) an Administration, Bookkeeping and Pricing Services Agreement with ALPS Fund Services, Inc. dated as of December 2, 2019, (v) an Agency Agreement dated as of October 24, 2018, as amended by the Adoption Agreement dated as of December 2, 2019, with DST Systems, Inc. and (vi) a License Agreement with the Subadviser dated as of September 23, 2016, and such agreements are herein referred to as the “Investment Management Agreement,” the “Sub-advisory Agreement,” the “Custody Agreement,” the “Administration Agreement,” the “Agency Agreement” and the “License Agreement” respectively. Collectively, the Investment Management Agreement, the Sub-Advisory Agreement, the Custody Agreement, the Administration Agreement, the Agency Agreement and the License Agreement are herein referred to as the “Fund Agreements.”

The Adviser has entered into the Sub-advisory Agreement and an Amended Distribution Agreement with TSC Distributors, LLC dated as of September 23, 2016 (the “Distribution Agreement”, and together with the Investment Management Agreement and the Sub-advisory Agreement, the “Adviser Agreements”). The Subadviser has entered into the Sub-advisory Agreement and the License Agreement (together, the “Sub-advisory Agreements”). Furthermore, the Fund has adopted a dividend reinvestment plan pursuant to which holders of common stock shall have their dividends automatically reinvested in additional common stock of the Fund unless they elect to receive such dividends in cash, and such plan is herein referred to as the “Dividend Reinvestment Plan.”

The Fund has prepared and filed with the Commission a shelf registration statement (File Nos. 333-260203 and 811-23166) on Form N-2 covering the registration of the Securities under the 1933 Act and a 1940 Act Notification under the Rules and Regulations. Pre-effective amendment No. 2 to the Registration Statement, filed on November 8, 2021 is effective. Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B and Rule 424. For purposes of this Agreement, all references to the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Rules and Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Date referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Original Registration Statement became effective under the 1933 Act on November 10, 2021 and has been filed under the 1940 Act, and no stop order suspending the effectiveness of the Original Registration Statement has been issued under the 1933 Act or the 1940 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved or satisfied.

At the respective times the Original Registration Statement and any amendment thereto (filed before the Closing Date) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Rules and Regulations and at the Closing Date, the Original Registration Statement and the 1940 Act Notification and any amendments and supplements thereto did or will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations applicable thereto and did not and will not contain an untrue statement of a material fact or, except for the information included in the prospectus supplement relating to the Securities contained in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.

As of the Applicable Time, the Preliminary Prospectus and the Issuer Free Writing Prospectus, considered together (together, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Preliminary Prospectus complied as to form when so filed in all material respects with the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Original Registration Statement, any Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations or the 1934 Act and 1934 Act Rules and Regulations or the 1940 Act and the 1940 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (A) at the time the Original Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (C) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(3) Independent Accountants. Cohen & Company, Ltd. (formerly Cohen Fund Audit Services, Ltd.) who certified and audited the financial statements and supporting schedules included in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, is an independent public accountant as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(4) Financial Statements. The financial statements of the Fund included in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Original Registration Statement, the Preliminary Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Fund Material Adverse Effect, (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus or incident to its organization and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its common stock.

(6) Good Standing of the Fund. The Fund has been duly formed and is validly existing in good standing as a corporation under the laws of Maryland and has the full power and authority to own, lease and operate its properties (as relevant) and to conduct its business as described in the Original Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where that failure to be so qualified or be in good standing could not reasonably be expected to have a Fund Material Adverse Effect.

(7) No Subsidiaries. The Fund has no subsidiaries.

(8) Investment Company Status. The Fund is duly registered as a closed-end, diversified management investment company under the 1940 Act, the 1940 Act Rules and Regulations, and the 1940 Act Notification has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(9) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Advisers Act. Except as disclosed in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, no directors of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(9), the Fund and the Adviser shall be entitled to rely on representations from such officers and directors.

(10) Capitalization. The authorized, issued and outstanding shares of stock of the Fund are as set forth in the Preliminary Prospectus and in the Prospectus. All issued and outstanding shares of common stock of the Fund have been duly authorized and validly issued and are fully paid and nonassessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the certificates for the Securities, if any, are in valid and sufficient form.

(11) Authorization and Description of Shares. The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Basic Prospectus, Preliminary Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(12) Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties hereto and thereto (as applicable), constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws, or other applicable laws, or principles of public policy, and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles and except that neither the Fund nor the Adviser makes any representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party (other than the Fund, the Adviser and the Subadviser) to any of the foregoing Fund Agreements with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of such other party.

(13) Approval of the Investment Management Agreement and the Sub-advisory Agreement. The Fund’s Board of Directors and the Fund’s sole shareholder has approved the Investment Management Agreement and the Sub-advisory Agreement in accordance with Section 15 of the 1940 Act.

(14) Agreements’ Compliance with Law. This Agreement, each of the Fund Agreements and the Sub-advisory Agreement comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(15) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its Organizational Documents, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (collectively, “Agreements or Instruments”) or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of (iii) for such violations that individually or in the aggregate could not (a) reasonably be expected to result in a Fund Material Adverse Effect or (b) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements.

(16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Fund Material Adverse Effect.

(17) Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Prospectus Supplement – Description of the Series B Preferred Shares”, “Prospectus Supplement – Asset Coverage Ratio”, “Prospectus Supplement – Special Characteristics and Risks of the Series B Preferred Shares”, “Use of Leverage”, “Description Of The Fund’s Securities”, “Certain Provisions Of The Fund’s Charter And Bylaws And Of Maryland Law” and “U.S. Federal Income Tax Matters” in the Preliminary Prospectus and the Prospectus and “U.S. Federal Income Tax Matters” in the statement of additional information, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland law, the Fund’s Organizational Documents, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus of any Fund documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or the Rules and Regulations which have not been so described and filed as required.

(18) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, except where failure to do so would not have a Fund Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.

(19) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus, except (i) such as have been already obtained and under the 1933 Act, the 1940 Act, the 1934 Act, the Rules and Regulations, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws and (ii) in respect of failures to do or obtain any or all of the above that individually or in the aggregate could not reasonably expected to result in a Fund Material Adverse Effect.

(20) Non-Contravention. Neither the execution, delivery or performance of this Agreement, the Fund Agreements nor the consummation by the Fund of the transactions contemplated in this Agreement or the Fund Agreements or in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) conflicts or will conflict with, constitutes or will constitute a breach of, or violates or will violate the provisions of, the Organizational Documents of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any Agreements or Instruments or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject, except in the case of (iii) such conflicts, breaches, defaults or violations that individually or in the aggregate could not (a) reasonably be expected to result in a Fund Material Adverse Effect and (b) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements.

The execution, delivery and performance of this Agreement and the Fund Agreements and the consummation of the transactions contemplated in this Agreement and the Fund Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Fund Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(21) Possession of Licenses and Permits. The Fund has such licenses, permits and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus (except to the extent that the Fund’s failure to have any such Permit could not be reasonably expected to result in a Fund Material Adverse Effect); the Fund has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Preliminary Prospectus and the Prospectus, except to the extent that such revocation, termination or impairment could not reasonably be expected to result in a Fund Material Adverse Effect; and, except as described in the Preliminary Prospectus and the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Fund.

(22) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Original Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

(23) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the 1933 Act or the 1940 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(24) NYSE. The Fund’s shares of common stock and the Fund’s shares of Series A Cumulative Preferred Stock are duly listed on the NYSE. The Fund has not received any notice from the NYSE that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the shares of common stock or the shares of Series A Cumulative Preferred Stock.

(25) Tax Returns. The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which could not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Fund Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.

(26) Subchapter M. The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(27) Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including its fidelity bond required by Rule 17g-1 under the 1940 Act Rules and Regulations and the Fund’s directors and officers/errors and omissions insurance policy, are in full force and effect; the Fund is in compliance with the terms of such fidelity bond and policy in all material respects; and there are no claims by the Fund under any such fidelity bond or policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Preliminary Prospectus and Prospectus (exclusive of any supplement thereto).

(28) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the 1940 Act Rules and Regulations. The Fund is not aware of any material weakness in its internal control over financial reporting. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); and such disclosure controls and procedures are effective.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the Fund’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

(30) Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(31) Absence of Manipulation. The Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Fund or its affiliates, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by the Underwriters that are affiliates of the Fund, so long as such actions are in compliance with all applicable law. It is acknowledged and agreed that for the avoidance of doubt, this representation shall not apply to the purchase of Securities in the open market pursuant to the Fund’s Dividend Reinvestment Plan described in the Preliminary Prospectus and the Prospectus.

(32) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Original Registration Statement, the Preliminary Prospectus or the Prospectus is based on or derived from sources that the Fund believes to be reliable and accurate, all such data included in the Original Registration Statement, the Preliminary Prospectus or the Prospectus accurately reflects in all material respects the materials upon which it is based or from which it was derived, and the Fund has obtained, if required, written consent to the use of such data from such sources.

(33) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “press releases”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Advisers for use in connection with the offering and sale of the Securities, and which the Fund, the Adviser or the Subadviser, as applicable, has not instructed the Underwriters to replace or cease from using (collectively, “Sales Material”), complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the applicable rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were so filed. No Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(34) Tax Treatment of the Preferred Shares. For United States federal income tax purposes, the Securities will constitute equity of the Fund.

(35) Pending Proceedings and Examinations. To the knowledge of the Fund, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(36) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Original Registration Statement, the Basic Prospectus, Preliminary Prospectus or Prospectus and which payment has not been so disclosed.

(37) Investment Restrictions. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Original Registration Statement, Preliminary Prospectus and Prospectus, other than as described therein.

(38) Anti-Bribery Laws. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee, affiliate or other person acting on behalf of the Fund is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Fund and, to the knowledge of the Fund, its other affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(39) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(40) OFAC. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee, affiliate or person acting on behalf of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Fund will not directly or indirectly use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Date, and agrees with each Underwriter, as follows:

(1) Adviser Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Adviser Agreements as contemplated by the Preliminary Prospectus and the Prospectus.

(2) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Adviser Agreements.

(3) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Original Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Original Registration Statement, the Preliminary Prospectus and the Prospectus.

(4) Good Standing. The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Original Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Adviser Agreements; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to result in an Adviser Material Adverse Effect.

(5) Power and Authority. The Adviser has full power and authority to enter into this Agreement and the Adviser Agreements; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement and the Adviser Agreements have been duly and validly authorized by the Adviser; and this Agreement and the Adviser Agreements have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by other parties hereto and thereto (as applicable) constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles; provided that the Adviser makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party (other than the Fund, the Adviser and the Subadviser) to any of the foregoing agreements with any state, federal, or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature or business of such other party.

(6) Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Original Registration Statement, the Preliminary Prospectus and Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7) Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Adviser Agreements nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, except in the case of (iii) for such violations that individually or in the aggregate could not (a) reasonably be expected to result in an Adviser Material Adverse Effect and (b) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement or the Adviser Agreements.

(8) Agreements’ Compliance with Laws. This Agreement and the Adviser Agreements comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(9) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Original Registration Statement, the Basic Prospectus, the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Adviser Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement or the Adviser Agreements; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Original Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser Material Adverse Effect.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement or the Adviser Agreements, except such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(11) Possession of Permits. The Adviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus (except to the extent that the Adviser’s failure to have any such permit could not be reasonably expected to result in an Adviser Material Adverse Effect); the Adviser has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such Permit.

(12) Adviser Compliance with Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the Advisers Act Rules by the Adviser and its supervised persons.

(13) Absence of Manipulation. The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Adviser or its affiliates, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than such actions as taken by the Underwriters that are affiliates of the Adviser, so long as such actions are in compliance with all applicable law. It is acknowledged and agreed that for the avoidance of doubt, this representation shall not apply to purchases of Securities in the open market pursuant to the Fund’s Dividend Reinvestment Plan described in the Preliminary Prospectus and the Prospectus.

(14) Promotional Materials. In the event that the Fund or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(15) Insurance. The Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Adviser deems adequate; all such policies of insurance are in full force and effect; and the Adviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in an Adviser Material Adverse Effect.

(16) Internal Controls. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement or the Sub-advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(17) Absence of Violation or Default. The Adviser is not in violation of its Organizational Documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect.

(18) Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(19) Anti-Bribery Laws. Neither the Adviser nor, to the knowledge of the Adviser, any trustee, officer, agent, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Anti-Bribery Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Adviser and, to the knowledge of the Adviser, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(20) OFAC. Neither the Adviser nor, to the knowledge of the Adviser, any trustee, officer, agent, employee or affiliate of the Adviser is currently subject to any Sanctions and the Adviser will not cause the Fund, directly or indirectly, to use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c) Representations and Warranties by the Subadviser. The Subadviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Date, and agrees with each Underwriter, as follows:

(1) Representations and Warranties by the Fund and the Adviser. The Subadviser has no knowledge of any facts, circumstances or events that would cause any of the representations and warranties of the Fund and the Adviser set forth in Section 1(a) herein to be untrue in any respect.

(2) Subadviser Status. The Subadviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Sub-advisory Agreements as contemplated by the Preliminary Prospectus and the Prospectus.

(3) Capitalization. The Subadviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Sub-advisory Agreements.

(4) No Material Adverse Change in Business. Except as described in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus (A) there has been no Subadviser Material Adverse Effect and (B) there have been no transactions entered into by the Subadviser which are material with respect to the Subadviser other than those in the ordinary course of its business.

(5) Good Standing. The Subadviser has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Sub-advisory Agreements; and the Subadviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a Subadviser Material Adverse Effect.

(6) Power and Authority. The Subadviser has full power and authority to enter into this Agreement and the Sub-advisory Agreements; the execution and delivery of, and the performance by the Subadviser of its obligations under this Agreement and the Sub-advisory Agreements have been duly and validly authorized by the Subadviser; and this Agreement and the Sub-advisory Agreement have been duly executed and delivered by the Subadviser and, assuming due authorization, execution and delivery by the other parties hereto and thereto (as applicable), constitute the valid and legally binding agreements of the Subadviser, enforceable against the Subadviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy or other applicable laws and subject to the qualification that the enforceability of the Subadviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles; provided that the Subadviser makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party (other than the Subadviser) to any of the foregoing agreements with any state, federal, or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature or business of such other party.

(7) Description of the Subadviser. The description of the Subadviser and its business and the statements attributable to the Subadviser in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus and Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(8) Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Sub-advisory Agreements nor the consummation by the Fund or the Subadviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Subadviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Subadviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Subadviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Subadviser pursuant to the terms of any agreement or instrument to which the Subadviser is a party or by which the Subadviser may be bound or to which any of the property or assets of the Subadviser is subject, except in the case of (iii) for such conflicts, breaches, violations, creation or impositions that individually or in the aggregate would not (a) reasonably be expected to result in a Subadviser Material Adverse Effect and (b) materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Subadviser of its obligations under this Agreement or the Sub-advisory Agreement.

(9) Agreements’ Compliance with Laws. This Agreement and the Sub-advisory Agreement comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(10) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Subadviser, threatened, against or affecting the Subadviser which is required to be disclosed in the Original Registration Statement, the Basic Prospectus, the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Subadviser Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Subadviser of its obligations under this Agreement or the Sub-advisory Agreements; the aggregate of all pending legal or governmental proceedings to which the Subadviser is a party or of which any of its property or assets is the subject which are not described in the Original Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Subadviser Material Adverse Effect.

(11) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Subadviser of its obligations under this Agreement or the Sub-advisory Agreements, except such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(12) Possession of Permits. The Subadviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus (except to the extent that the Subadviser’s failure to have any such permit could not be reasonably expected to result in a Subadviser Material Adverse Effect); the Subadviser has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Subadviser under any such Permit.

(13) Subadviser Compliance with Policies and Procedures. The Subadviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the Advisers Act Rules by the Subadviser and its supervised persons.

(14) Absence of Manipulation. The Subadviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Fund or its affiliates, and to the knowledge of the Subadviser, no such action has been taken or will be taken by any affiliates of the Subadviser, other than such actions as taken by the Underwriters that are affiliates of the Subadviser, so long as such actions are in compliance with all applicable law. It is acknowledged and agreed that for the avoidance of doubt, this representation shall not apply to purchases of Securities in the open market pursuant to the Fund’s Dividend Reinvestment Plan described in the Preliminary Prospectus and the Prospectus.

(15) Promotional Materials. In the event that the Subadviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Subadviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(16) Insurance. The Subadviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Subadviser deems adequate; all such policies of insurance are in full force and effect; and the Subadviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in an Subadviser Material Adverse Effect.

(17) Internal Controls. The Subadviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Sub-advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(18) Absence of Violation or Default. The Subadviser is not in violation of its Organizational Documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Subadviser Material Adverse Effect.

(19) Money Laundering Laws. The operations of the Subadviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Subadviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Subadviser, threatened.

(20) Anti-Bribery Laws. Neither the Subadviser nor, to the knowledge of the Subadviser, any trustee, officer, agent, employee or affiliate of the Subadviser is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Anti-Bribery Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Subadviser and, to the knowledge of the Subadviser, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(21) OFAC. Neither the Subadviser nor, to the knowledge of the Subadviser, any trustee, officer, agent, employee or affiliate of the Subadviser is currently subject to any Sanctions; and the Subadviser will not cause the Fund, directly or indirectly, to use any of the proceeds received by the Fund from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(d) Certificates. Any certificate signed by any officer of the Fund or the Advisers and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at a purchase price per share set forth in Exhibit B hereto, the amount of the Securities set forth opposite such Underwriter’s name in Exhibit A hereto, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for the Securities, and delivery of the related closing certificates therefor, shall be made at the offices of Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the fifth Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Date”).

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by Federal Funds wire transfer payable in same-day funds to an account specified by the Fund. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. UBS and RBC, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Fund and the Advisers. The Fund, the Adviser and the Subadviser covenant with each Underwriter as follows:

(a) Covenants of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, covenant with each Underwriter as follows:

(1) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(1)(ii), will comply with the applicable requirements of Rule 430B and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, the Preliminary Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (or any document incorporated by reference therein or otherwise deemed to be a part thereof), (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of any required qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1940 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will effect the filings necessary under Rule 424 in the manner and within the time period required by Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will file any Issuer Free Writing Prospectus to the extent required by Rule 433. The Fund will use its best efforts in connection with the offering of the Securities to prevent the issuance of any stop order or the suspension of any such qualification or revocation of registration pursuant to Section 8(e) of the 1940 Act and, if issued, to obtain as soon as possible the withdrawal thereof.

(2) Filing of Amendments and Exchange Act Documents. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Fund has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Rules and Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not, unless required by law, file or use any such document to which the Representatives or counsel for the Underwriters shall object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Securities is completed.

(3) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Original Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and, for so long as this Agreement remains in effect, of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4) Delivery of Prospectuses. The Fund has delivered to each Underwriter, upon request and without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, such number of copies of the Prospectus (and any amendments or supplements thereto) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5) Continued Compliance with Securities Laws. The Fund will comply with the applicable provisions of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such untrue statement or omission.

(6) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify, the Securities for offering and sale, by notice filings or otherwise and if and to the extent required, under the applicable securities laws of states of the United States, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(7) Earnings Statements. To the extent required by applicable law, the Fund will timely file such reports pursuant to the 1934 Act or 1940 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(8) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(9) Listing. The Fund will use its best efforts to effect the listing of the Securities on the NYSE, subject to notice of issuance.

(10) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1940 Act or the Rules and Regulations, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act or the Rules and Regulations within the time periods required by the 1934 Act, the 1940 Act or the Rules and Regulations.

(11) Subchapter M. The Fund will use its reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(12) Absence of Manipulation. The Fund and the Adviser have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Fund and the Advisers are not aware of any such action taken or to be taken by any affiliates of the Fund or the Advisers, other than such actions as taken by the Underwriters that are affiliates of the Fund or the Advisers, so long as such actions are in compliance with all applicable law; provided that any action in connection with the Fund’s Dividend Reinvestment Plan disclosed in the prospectus will not be deemed to be within the terms of this Section 3(a)(12).

(13)  Restriction on Sale of Securities. The Fund and the Adviser will not, without the prior written consent of UBS, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund or any affiliate of the Fund or any person in privity with the Fund, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any preferred stock or any securities convertible into, or exercisable, or exchangeable for, preferred stock; or publicly announce an intention to effect any such transaction for a period of 90 days following the Applicable Time, provided, however, that the Fund may issue and sell Securities pursuant to the Dividend Reinvestment Plan and any other dividend reinvestment plan of the Fund in effect at the Applicable Time.

(b) Covenants of the Subadviser. The Subadviser covenants with each Underwriter, the Fund and the Adviser as follows:

(1) Use of Proceeds. The Subadviser will invest the net proceeds from the sale of the Securities allocated to it by the Adviser in accordance with the Fund’s investment objective and policies as specified in the Prospectus.

(2) Subchapter M. The Subadviser will use its reasonable best efforts to comply with the requirements of Subchapter M of the Code in order for the Fund to qualify as a regulated investment company under the Code.

(3) Absence of Manipulation. The Subadviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Subadviser is not aware of any such action taken or to be taken by any affiliates of the Subadviser; provided that any action in connection with the Fund’s Dividend Reinvestment Plan disclosed in the prospectus will not be deemed to be within the terms of this Section 3(b)(3).

(4) Restriction on Sale of Securities. The Subadviser will not, without the prior written consent of UBS, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund or any affiliate of the Fund or any person in privity with the Fund, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any preferred stock or any securities convertible into, or exercisable, or exchangeable for, preferred stock; or publicly announce an intention to effect any such transaction for a period of 90 days following the Applicable Time, provided, however, that the Fund may issue and sell Securities pursuant to the Dividend Reinvestment Plan and any other dividend reinvestment plan of the Fund in effect at the Applicable Time.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates (if any) or evidence of book-entry notation for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Fund, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(6) hereof, including filing fees, (v) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities associated with the purchase by the Underwriters of the Securities, (vii) the expenses incurred in connection with electronic and/or virtual presentations to prospective purchasers of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (ix) the fees and disbursements of Underwriters’ counsel, not to exceed $110,000, and (x) all other costs and expenses incident to the performance by the Fund of its obligations hereunder. It is understood that, except as provided in this Section 4, Section 5, Section 6, Section 7 and Section 9(a)(i), the Underwriters will pay all of their fees and expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, without effect on Sections 6 and 7 hereof, the Fund and the Advisers, jointly and severally, agree that they shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses incurred arising out of this Agreement or any transaction contemplated hereby, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Advisers contained herein as of the Applicable Time and the Closing Date pursuant to Section 2 hereof, to the accuracy of the statements of the Fund and the Advisers made in any certificates pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Original Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Original Registration Statement shall have been issued under the 1933 Act or any notice objecting to its use or order pursuant to Section 8(e) of the 1940 Act shall have been issued and proceedings therefor initiated or, to the knowledge of the Fund or the Advisers, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or otherwise satisfied to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424 or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b) (i) Opinion of Counsel for Fund. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Faegre Drinker Biddle & Reath LLP, counsel for the Fund (“Fund Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request. Insofar as the opinion expressed above related to or is dependent upon matters governed by Maryland law, Faegre Drinker Biddle & Reath LLP will be permitted to rely on the opinion of Shapiro Sher Guinot & Sandler, P.A. (“Maryland Counsel”).

(ii) Opinion of Maryland Counsel. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Maryland Counsel in the form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit G hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Dechert LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. Insofar as the opinion expressed above relates to or is dependent upon matters governed by Maryland law, Dechert LLP will be permitted to rely on the opinion of Maryland Counsel set forth in Exhibit G hereto.

(d) Certificates of the Fund. At the Closing Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the Original Registration Statement, the Preliminary Prospectus or the Prospectus, any Fund Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Fund and of the Chief Financial Officer or Chief Accounting Officer of the Fund (in each of their respective capacity as an officer of the Fund), dated as of the Closing Date, to the effect that (i) there has been no such Fund Material Adverse Effect, (ii) the representations and warranties of the Fund in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Original Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, have been threatened by the Commission. At the Closing Date, the Representatives shall also have received a certificate of the Fund’s Chief Financial Officer, dated as of the Closing Date, substantially in the form of Exhibit H hereto.

(e) Opinion of Counsel for the Adviser. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of the General Counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f) Certificate of the Adviser. At the Closing Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the Original Registration Statement, the Preliminary Prospectus or the Prospectus, any Adviser Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Adviser and of the Chief Financial Officer or Chief Accounting Officer of the Adviser, dated as of the Closing Date, to the effect that (i) there has been no such Adviser Material Adverse Effect, (ii) the representations and warranties of the Adviser in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Original Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, have been threatened by the Commission.

(g) Opinion of Counsel for the Subadviser. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Subadviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(h) Certificate of the Subadviser. At the Closing Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus, any Subadviser Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Subadviser and of the Chief Financial Officer or Chief Accounting Officer of the Subadviser, dated as of the Closing Date, to the effect that (i) there has been no such Subadviser Material Adverse Effect, (ii) the representations and warranties of the Subadviser in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Subadviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Original Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, have been threatened by the Commission.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Cohen & Company, Ltd. a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Fund contained in the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Cohen & Company, Ltd. a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 5, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

(k) Approval of Listing. At the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l) Filing of Articles Supplementary. The Fund will have filed the Articles Supplementary with the Commission prior to the Closing Date.

(m) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Fund by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the 1934 Act.

(n) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Fund and the Advisers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Delivery of Documents. The documents required to be delivered by this Section 5 shall be delivered at the office of Dechert LLP, counsel for the Underwriters, at Three Bryant Park, 1095 Avenue of the Americas, New York, New York 10036, on the Closing Date.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Fund at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4.

SECTION 6. Indemnification.

(a) Indemnification by the Fund and the Advisers. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless the Underwriters, affiliates of each Underwriter, directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Original Registration Statement (or any amendment thereto), including any Rule 430B information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Fund and the Advisers; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by UBS), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Advisers by any Underwriter through UBS expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

In addition to the foregoing indemnification, the Fund and the Advisers also agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in this Section 6(a), as limited by the proviso set forth herein, with respect to any Sales Material in the form approved in writing by the Fund, the Adviser or the Subadviser for use by the Underwriters and securities firms to whom the Fund, the Adviser or the Subadviser shall have disseminated materials in connection with the public offering of the Securities.

(b) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless each of the Fund and the Advisers, each of their directors, trustees, members, each of their officers who signed the Registration Statement and each person, if any, who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Advisers by such Underwriter through UBS expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Fund and the Advisers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding the expected delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by UBS; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Fund; and counsel to the Adviser and each person, if any, who controls such Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Adviser; and counsel to the Subadviser and each person, if any, who controls such Subadviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Subadviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser and the fees and expenses of more than one counsel, separate from their own counsel for the Subadviser, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reasonably incurred, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Fund and the Advisers with respect to indemnification of each other or contribution between themselves.

(f) Section 17(i) of the 1940 Act. The parties acknowledge that the provisions of this Section 6 and Section 7 shall not protect or purport to protect any person against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the Advisers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Advisers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, officer, employee and agent of an Underwriter shall have the same rights to contributions as such Underwriters, and each person who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Fund and the Advisers and each trustee, director or member of the Fund and the Advisers shall have the same rights to contribution as the Fund and the Advisers. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements (including, but not limited to, indemnification and contribution obligations) contained in this Agreement or in certificates of officers of the Fund or signed by or on behalf of the Adviser or Subadviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund, or by or on behalf of the Adviser or Subadviser, as applicable, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund or the Advisers, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Fund Material Adverse Effect, Adviser Material Adverse Effect or Subadviser Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, if any, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, attention of “Fixed Income Syndicate”; notices to the Fund shall be directed to them at RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., 325 N. LaSalle Street, Suite 645, Chicago, Illinois 60654, Attention: Marc L. Collins; notices to the Adviser shall be directed to them at RiverNorth Capital Management, LLC, 325 N. LaSalle Street, Suite 645, Chicago, Illinois 60654, Attention: Marc L. Collins; and notices to the Subadviser shall be directed to them at DoubleLine Capital LP, 505 North Brand Boulevard, Suite 860, Glendale, California 91203, Attention: General Counsel.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund and the Advisers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, their affiliates, the Fund and the Advisers and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, their affiliates, the Fund and the Advisers and their respective successors, and said controlling persons and officers and directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK applicable to agreements made and to be performed in said state.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Adviser Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business.

“Applicable Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Basic Prospectus” means the prospectus (including any statement of additional information incorporated by reference therein) contained in the Original Registration Statement at the time it became effective

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the NYSE is not closed.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“FINRA” means the Financial Industry Regulatory Authority.

“Fund Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, a copy of which shall be attached as Exhibit C hereto.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity, in each case as may be amended from time to time.

“Original Registration Statement” means the registration statement at the time pre-effective amendment No. 2 to the Registration Statement, filed on November 8, 2021, became effective.

“Preliminary Prospectus” means the Basic Prospectus, together with any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) in the form first furnished to the Underwriters for use in connection with the offering of the Securities and used prior to the filing of the Prospectus.

“Prospectus” means the Basic Prospectus, together with the final prospectus supplement, including any statement of additional information incorporated by reference therein in the form furnished to the Underwriters for use in connection with the offering of the Securities.

“Registration Statement” means the Fund’s registration statement (File Nos. 333-260203 and 811-23166) on Form N-2 and 1940 Act Notification (including the exhibits thereto and schedules thereto and the amendments thereto).

“Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Prospectus that was omitted from the Original Registration Statement at the time it became effective but that is deemed to be a part of the Original Registration Statement at the time it became effective pursuant to Rule 430B.

“Rules and Regulations” means, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subadviser Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Subadviser, whether or not arising in the ordinary course of business.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Notification” means a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“1940 Act Rules and Regulations” means the rules and regulations of the Commission under the 1940 Act.

All references in this Agreement to the Registration Statement, the Original Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

SECTION 16. Absence of Fiduciary Relationship. Each of the Fund and the Advisers acknowledges and agrees that:

(a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Fund or the Advisers, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Fund or the Advisers on other matters and none of the Underwriters has any obligation to the Fund or the Advisers with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Fund following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Fund or the Advisers or any of their respective affiliates;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice to the Fund or the Advisers with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;

(f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund and the Advisers, and that none of the Underwriters has any obligation to disclose such interests and transactions to the Fund or the Advisers by virtue of any fiduciary, advisory or agency relationship; and

(g) in connection with the transactions contemplated by this Agreement, it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or on behalf of the Fund or the Advisers.

SECTION 17. Submission to Jurisdiction/Jury Trial Waiver

Except as set forth below, no suits, actions, claims, counterclaims or proceedings (each, a “Proceeding”) which relates to the terms of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the United States District Court for the Southern District of New York, or in the event that court lacks jurisdiction to hear such Claims, in the courts of the State of New York located in the City and County of New York, which courts shall have exclusive jurisdiction over the adjudication of such claims. Each of the Fund, the Advisers and the Underwriters hereby submits to and accepts generally and unconditionally the exclusive jurisdiction of those for the purposes of the adjudication of such Claims and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. EACH OF THE UNDERWRITERS, THE FUND (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND THE ADVISERS (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR SHAREHOLDERS AND AFFILIATES) HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE FUND, THE ADVISER AND THE UNDERWRITERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE FUND, THE ADVISER OR THE UNDERWRITERS, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS IN THE JURISDICTION OF WHICH THE FUND, THE ADVISER OR THE UNDERWRITERS, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

SECTION 18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Adviser and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 19. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to UBS a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Advisers in accordance with its terms.

Very truly yours,

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

By	/s/ Jon Morhardt
Name:	Jon Morhardt
Title:	Treasurer and Chief Financial Officer
RiverNorth Capital Management, LLC

By	/s/ Jon Morhardt
Name:	Jon Morhardt
Title:	President and Chief Operating Officer

DoubleLine Capital LP

By	/s/ Henry V. Chase
Name:	Henry V. Chase
Title:	Authorized Signer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

As of the date first above written:

By:	UBS SECURITIES LLC

By:	/s/ John Sciales
Name:	John Sciales
Title:	Associate Director

By:	/s/ Saawan Pathange
Name:	Saawan Pathange
Title:	Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Peter Spinelli
Name:	Peter Spinelli
Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Exhibit A hereto, if applicable.

[Signature Page to Underwriting Agreement]

EXHIBIT A

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

4.75% Series B Cumulative Preferred Stock

Name of Underwriter	Number of Securities
UBS Securities LLC	1,200,000
RBC Capital Markets, LLC	1,200,000

TOTAL	2,400,000

A-1

EXHIBIT B

The purchase price to be paid by the Underwriters for the Securities shall be $24.2125 per Security.

B-1

Exhibit C

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated November 15, 2021

Relating to Preliminary Prospectus Supplement dated November 15, 2021 and

Prospectus dated November 10, 2021

Registration No. 333-260203

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

$60,000,000

4.75% Series B Cumulative Preferred Stock

Pricing Term Sheet

November 15, 2021

The following sets forth the final terms of the 4.75% Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”) and should only be read together with the preliminary prospectus supplement dated November 15, 2021, together with the accompanying prospectus dated November 10, 2021, relating to the Series B Preferred Shares (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”)

Securities:	Perpetual

Type of Security:	Fixed-rate cumulative preferred stock

Title of the Securities:	4.75% Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”)

Liquidation Preference:	$25.00 per share

Expected Rating:*	Moody’s Investors Service, Inc.: A1 (sf)

Initial Aggregate Principal Amount Being Offered:	$60,000,000

Number of Preferred Shares	2,400,000

Initial Public Offering Price:	100% of aggregate principal amount ($25 per Preferred Share)

Listing:	The Fund has applied to list the Series B Preferred Shares on the New York Stock Exchange (“NYSE”). If the application is approved, the Series B Preferred Shares are expected to commence trading on the NYSE under the symbol “OPPPRB” within thirty days of the date of issuance.

Underwriting Discount:	$0.7875 per share (or $1,890,000 total)

Proceeds, net of commissions, before Expenses:	$58,110,000

Trade Date:	November 15, 2021

Settlement Date:	November 22, 2021

Dividend Rate:	4.75% (cumulative from November 22, 2021)

Dividend Payment Dates:	Every February 15, May 15, August 15 and November 15 (or, in each case, if such date is not a business day, the next succeeding business day) (each, a “Dividend Payment Date”), commencing on February 15, 2022.

Dividend Periods:	The first period for which dividends on the Series B Preferred Shares will be calculated (each period, a “Dividend Period”) will commence upon the closing of the offering and each subsequent Dividend Period will be the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date

Optional Redemption:	On or after February 15, 2027, the Fund may redeem in whole or from time to time in part outstanding Series B Preferred Shares at a redemption price per share equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the date fixed for redemption (whether or not earned or declared by the Fund, but excluding interest thereon).

CUSIP / ISIN:	76882G 404 / US76882G4047

Underwriters:	UBS Securities LLC

RBC Capital Markets, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Series B Preferred Shares referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Investors are advised to carefully consider the investment objective, risks and charges and expenses of the Fund before investing. The preliminary prospectus supplement, dated November 15, 2021, and accompanying prospectus, dated November 10, 2021, each of which has been filed with the Securities and Exchange Commission (the SEC), contain a description of these matters and other important information about the Company and should be read carefully before investing.

The Fund has filed a registration statement (including a prospectus with the SEC) and related prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or the underwriters participating in the offering will arrange to send you the prospectus or prospectus supplement if you request it by calling UBS Securities LLC toll-free at 1-888-827-7275 or RBC Capital Markets, LLC toll free at 1-866-375-6829.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT D

FORM OF OPINION OF FUND COUNSEL

D-1

EXHIBIT E

FORM OF OPINION OF ADVISER COUNSEL

E-1

EXHIBIT F

FORM OF OPINION OF SUBADVISER COUNSEL

F-1

EXHIBIT G

FORM OF OPINION OF MARYLAND COUNSEL

G-1

EXHIBIT H

FORM OF TREASURER’S CERTIFICATE

H-1